AUTOMATIC DATA PROCESSING, INC. 2008 OMNIBUS AWARD PLAN
PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD AGREEMENT

AUTOMATIC DATA PROCESSING, INC. (the “Company”), pursuant to the 2008 Omnibus Award Plan (the “Plan”), hereby irrevocably grants you (the “Participant”), on [DATE] (the “Grant Date”), a Performance-Based Restricted Stock Unit Award (the “PRSU Award”) of forfeitable performance-based restricted stock units of the Company (“PRSUs”), each PRSU representing the right to receive one share of the Company’s Common Stock, par value $0.10 per share (“Common Stock”), subject to the restrictions, terms and conditions herein.
WHEREAS, the Compensation Committee (the “Committee”) of the Board of Directors of the Company has determined that it would be in the best interests of the Company and its stockholders to grant the award provided for herein to the Participant, on the terms and conditions described in this Performance-Based Restricted Stock Unit Award Agreement (this “Agreement”).
NOW, THEREFORE, for and in consideration of the promises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, for themselves, and their permitted successors and assigns, hereby agree as follows:

1.	Terms and Conditions.
(a)Vesting of PRSUs. Subject to the other terms and conditions contained in this Agreement, the PRSUs shall vest upon the satisfaction of both a time-based vesting condition and a performance-based vesting condition.

(1)	The time-based vesting condition shall be satisfied as to [XX]% of the PRSUs on July 1, 20[XX], and as to the remaining [XX]% of the PRSUs on July 1, 20[XX].

(2)
The performance-based vesting condition shall be satisfied as to 100% of the PRSUs as of June 30, 20[XX], provided that the Company has achieved the performance metric established by the Company and separately communicated to the Participant, such achievement to be determined by the Committee at its regularly scheduled meeting on or around August 20[XX]; provided, however, that in the event of a Change in Control, the performance-based vesting condition shall be deemed satisfied (as of immediately prior to such Change in Control) as to 100% of the PRSUs.

(3)
If the Participant’s employment with the Company or its Affiliates (or any successor thereto) is terminated within 24 months following a Change in Control either (x) by the Company or its Affiliates (or any successor thereto) without Cause (as defined in the Company’s Change in Control Severance Plan for Corporate Officers, as amended (the “CIC Plan”)), or (y) by the Participant with Good Reason (as defined in the CIC Plan), then 100% of the PRSUs granted hereunder shall vest in full as of such termination.

(4)
If in connection with a Change in Control the successor company, or a parent of the successor company, in the Change in Control does not agree to assume, replace, or substitute the PRSUs granted hereunder (as of the consummation of such Change in Control) with PRSUs on substantially identical terms, as determined by the Committee, then the PRSUs granted hereunder shall vest in full as of immediately prior to such Change in Control.

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(b)Settlement. Subject to the other terms and conditions contained in this Agreement, the Company shall settle the PRSU Award by causing one share of Common Stock for each PRSU that is outstanding (and not previously forfeited) as of the Payout Date (as defined below) to be registered in the name of Participant and held in book-entry form on the Payout Date. As used herein, “Payout Date” shall mean, (w) with respect to the portion of the PRSU Award that vests on July 1, 20[XX], as soon as administratively feasible (but not later than 60 days) thereafter, (x) with respect to the portion of the PRSU Award that vests on July 1, 20[XX], as soon as administratively feasible (but not later than 60 days) thereafter, (y) if Section 1(a)(3) applies, as soon as administratively feasible (but not later than 60 days) after termination of employment, and (z) if Section 1(a)(4) applies, immediately prior to the Change in Control.
(c)Dividend Equivalents. Until shares of Common Stock are delivered to the Participant in respect of the settlement of the PRSU Award, at no time shall the Participant be deemed for any purpose to be the owner of shares of Common Stock in connection with the PRSU Award; provided, however, that each time the Company pays a dividend with respect to a share of Common Stock during the period from the Grant Date to the Payout Date, the Participant shall be credited with or paid a cash amount equal to the product of (i) the number of PRSUs then outstanding hereunder multiplied by (ii) the per-share dividend payable to holders of record of the Common Stock (the “Dividend Equivalent Amount”), as follows: (x) with respect to each such dividend payable on or prior to the date on which the performance-based vesting condition is satisfied or deemed satisfied (the “Performance Vesting Date”), the Participant shall be credited with the applicable Dividend Equivalent Amount to be paid, without interest, as soon as administratively feasible (but not later than 60 days) after the Performance Vesting Date, or if either Section 1(a)(3) or Section 1(a)(4) applies, the Payout Date, if earlier, and (y) with respect to each such dividend payable after the Performance Vesting Date, the Participant shall be paid the Dividend Equivalent Amount on the same date on which such dividend is payable to the Company’s shareholders.
(d)Forfeiture of PRSUs. Except as otherwise determined by the Committee in its sole discretion or as set forth in this Section 1, unvested PRSUs (i.e., PRSUs as to which either or both of the vesting conditions have not been satisfied), and any associated unpaid Dividend Equivalent Payments, shall be forfeited without consideration to the Participant upon the Participant’s termination of employment with the Company or its Affiliates for any reason. For the avoidance of doubt, all PRSUs and Dividend Equivalent Payments shall be forfeited as of June 30, 20[XX], if the performance-based vesting condition is not been achieved.

2.	Restrictive Covenant; Clawback; Incorporation by Reference.
(a)    Restrictive Covenant. The effectiveness of the PRSU Award granted hereunder is conditioned upon the execution and delivery by the Participant within ninety (90) days from the date of this PRSU Award of the restrictive covenant furnished herewith. If the Company does not receive the signed (whether electronically or otherwise) restrictive covenant within such ninety (90) day period, this PRSU Award shall be terminable by the Company.
(b)    Clawback/Forfeiture. Notwithstanding anything to the contrary contained herein, the PRSUs may be forfeited without consideration if the Participant, as determined by the Committee in its sole discretion (i) engages in an activity that is in conflict with or adverse to the interests of the Company or any Affiliate, including but not limited to fraud or conduct contributing to any financial restatements or irregularities, or (ii) without the consent of the Company, while employed by or providing services to the Company or any Affiliate or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement between the Participant and the Company or any Affiliate. If the Participant engages in any activity referred to in the preceding sentence, the Participant shall, at the sole discretion of the Committee, forfeit any gain realized in respect of the PRSUs (which gain shall be deemed to be an amount equal to the Fair Market Value, on the applicable Payout Date of the shares of Common Stock delivered to the Participant plus the amount of any Dividend Equivalent Payments), and repay such gain to the Company. In addition to the foregoing, the PRSUs (and any gain realized in respect thereof) shall in all respects be

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subject to the terms and conditions of any Company clawback/forfeiture policy as in effect from time to time to which the Participant is subject.
(c)    Incorporation by Reference, Etc. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. In the event of any inconsistency between this Agreement and the terms of the CIC Plan that would otherwise apply to the PRSUs herein granted, the terms of this Agreement shall control. For the avoidance of doubt: (1) the terms of Section 1.2 of the CIC Plan shall not apply to the PRSUs granted under this Agreement, and (2) any acceleration of vesting of the PRSUs herein granted shall be deemed to be accelerated under the terms of the CIC Plan for purposes of Section 1.3 of the CIC Plan.
3.Compliance with Legal Requirements. The granting and delivery of the PRSU Award, and any other obligations of the Company under this Agreement, shall be subject to all applicable federal, state, local and foreign laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required.
4.Transferability. Until it has fully vested in accordance with Section 1, no PRSU may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.

5.	Miscellaneous.
(a)    Waiver. Any right of the Company contained in this Agreement may be waived in writing by the Committee. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.
(b)    Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.
(c)    No Right to Employment. Nothing contained in this Agreement shall be construed as giving the Participant any right to be retained, in any position, as an employee, consultant or director of the Company or its Affiliates or shall interfere with or restrict in any way the right of the Company or its Affiliates, which are hereby expressly reserved, to remove, terminate or discharge the Participant with or without cause at any time for any reason whatsoever. Although over the course of employment terms and conditions of employment may change, the at-will term of employment will not change.
(d)    Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, the Participant and the beneficiaries, executors, administrators, heirs and successors of the Participant.
(e)    Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto. No change or modification of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto, except for any changes permitted without consent of the Participant under the Plan.

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(f)    Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware without regard to principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Delaware.
(g)    Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

AUTOMATIC DATA PROCESSING, INC.

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